Exhibit 99.1

Quantum Materials Acquires Bayer Technology Services Quantum Dot Manufacturing and Quantum Dot Solar Cell Patents

Bayer Patent Families Expand Quantum Materials’ Advanced Material Offerings, Reinforce Intellectual Property Protection of Automated Quantum Dot Manufacturing Processes and Enhance Quantum Dot Solar Cell IP to Drive Future Development, Partnerships and Revenue

SAN MARCOS, Texas – August 20, 2014 -- Quantum Materials Corporation (OTCQB:QTMM) today announced the purchase of five diverse sets of patent families from Bayer Technology Services GmbH, the global technological backbone and major innovation driver for Bayer AG of Leverkusen, Germany.

The patents acquired provide broad intellectual property protection for advances Quantum Materials has achieved in economical high-volume quantum dot (QD) manufacturing. In addition, the Bayer patents cover volume production technology for heavy metal-free (HMF) quantum dots and nano-particles; increasing quantum yields for HMF quantum dots; and hybrid organic quantum dot solar cell (QDSC) production as well as a surface modification process for increased efficiency of high performance solar cells and printed electronics. The patent families were acquired through a cash purchase agreement and financial details will remain private.

“We acquired these patents to not only expand our technology portfolio in heavy metal-free and QDSC production, but also to protect the advances we have made to date in the volume manufacturing of nanoparticles, including quantum dots,” said Stephen Squires, Quantum Materials CEO and president.  “Bayer is a research pioneer in the nanotech and QD fields and these early filings were awarded with broad claims. It will be very difficult for competitors to produce materials in volume similar to ours without breaching our patents.”

“Bayer Technology Services has been successfully working in the field of nanotechnology for more than 30 years . We are very happy that Quantum Materials is also using our patents to invest into new markets Bayer is not focusing on,” adds Dr. Guenter Bachlechner, Head of Technology Development and Senior Vice President of Bayer Technology Services GmbH.

The quantum dot-related patents extend Quantum Materials’ ability to synthesize numerous heavy metal-free organic periodic table groups in addition to its own inorganic Group II-VI composites. The company intends to incorporate each patent into its advanced production processes, including high yield InP/ZnS nanocrystals, a heavily researched QD in high demand in optoelectronics.

The solar-related patents describe the fundamental design of quantum dot solar cells and processes for optimizing quantum dots for solar and other printed electronics applications. The solar patents enhance Quantum Material’s licensed patent on printing OLED and QD solar cells and other printed electronic  devices by gravure or high-speed roll-to-roll.

David Doderer, Quantum Materials VP of Research and Development, added, “The heavy metal-free organic nanomaterials expand our high performance product offerings, and the automated processes will bring down their cost so manufacturers can begin planning adoption into real products at price points that expand market penetration of quantum dot  technologies significantly. Combining the solar patents with our automated volume QD production process opens the door for us to establish joint ventures for Quantum Dot Solar Cell (QDSC) pilot plants worldwide.”

About Bayer Technology Services
Bayer Technology Services offers fully-integrated solutions along the life cycle of chemical/pharmaceutical plants – from development through engineering and construction to process optimization for existing plants. The Bayer subsidiary employs nearly 2,300 people worldwide at its headquarters in Leverkusen and other German locations, as well as in regional offices in Belgium, Brazil, Canada, India, Mexico, the People’s Republic of China, Russia, Singapore and the United States. 2013 sales totaled approximately EUR 470 million. Additional information about Bayer Technology Services is available at www.bayertechnology.com.

About Quantum Materials Corp.
Quantum Materials Corp. develops and manufactures Tetrapod Quantum Dots for use in medical, display, solar energy and lighting applications through its patent-pending volume production process. QMC's volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. (www.qmcdots.com). Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable solar technology by replacing silicon wafer-based solar cells with high-production, low-cost, efficient and flexible thin-film quantum dot solar cells.  (http://solterrarenewable.com)

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contact:

Art Lamstein
Director of Marketing
Quantum Materials Corp.
415.609.4969
artlamstein@QMCdots.com

Media:
Rich Schineller
941.780.8100
rich@prmgt.com

 Dr. Arnold Rajathurai
Head of Corporate Communications
Bayer Technology Services GmbH
arnold.rajathurai@bayer.com

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